SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report: December 13, 2002

Group 1 Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware (Sate of other jurisdiction of incorporation)	0-6355 (Commission File Number)	52-0852578 (IRS Employer Identification Number)

4200 Parliament Place, Suite 600 (Address of principal executive offices)		20706-1844 (Zip Code)

(301) 918-0400 (Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

        The Board of Directors of the Group 1 Software, Inc. (“Group 1”) has voted to redeem all of the outstanding Group 1 6% Preferred Stock. In accordance with Section 6.3 of the Certificate of Designation, Voting Powers, Preferences and Rights regarding the 6% Cumulative, Convertible, Preferred Stock, all shares of the 6% Preferred Stock then outstanding will be purchased (“redeemed”) by Group 1 on January 15, 2003 (the “redemption date”).

        The redemption price is set by the terms of the 6% Preferred Stock at $20.00 per share. As of the redemption date, shareholders will receive the $20.00 per share, plus all unpaid dividends that have accrued up to the close of business on January 14, 2003. After that, no further dividends will accrue.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Group 1 Software, Inc.

By: _______________________________

Name:  Mark D. Funston

Title:  Chief Financial Officer

Date:  December 16, 2002

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notification to Shareholders announcing Redemption of 6% Cummulative Convertible, Preferred Stock issued by Group 1 Software, Inc.